Exhibit 20.2
WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

			DOLLARS
COLLECTIONS

Principal Payments Received			78,808,886.83
Interest Payments Received			24,063,098.69

Total Payments received			102,871,985.52
Plus / (Less) :
Net Servicer Advances			(12,646.98)
Investment Earnings on funds in the Collection Account			343,533.26
Net Swap Receipts			155,723.33

Net Collections			103,358,595.13
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			—
Remaining Pre-Funding Amount			—
Funds in Spread Account			14,047,771.38

Total Available Funds			117,406,366.51

DISTRIBUTIONS

Servicing Fee		2,579,369.00
Trustee and Other Fees		7,911.40
Net Swap Payments		0.00

Total Fee Distribution			2,587,280.40

Note Interest Distribution Amount — Class A-1	116,493.73
Note Interest Distribution Amount — Class A-2	2,442,025.00
Note Interest Distribution Amount — Class A-3A	1,151,041.67
Note Interest Distribution Amount — Class A-3B	2,406,323.33
Note Interest Distribution Amount — Class A-4	1,119,450.00

	7,235,333.73

Note Principal Distribution Amount — Class A-1	39,421,463.56
Note Principal Distribution Amount — Class A-2	45,573,398.25
Note Principal Distribution Amount — Class A-3A	—
Note Principal Distribution Amount — Class A-3B	—
Note Principal Distribution Amount — Class A-4	—

	84,994,861.81
Total Class A Interest and Principal Distribution			92,230,195.54

Note Interest Distribution Amount — Class B	393,750.00
Note Principal Distribution Amount — Class B	—

Total Class B Interest and Principal Distribution			393,750.00

Note Interest Distribution Amount — Class C	423,733.33
Note Principal Distribution Amount — Class C	—

Total Class C Interest and Principal Distribution			423,733.33

Note Interest Distribution Amount — Class D	360,966.67
Note Principal Distribution Amount — Class D	—

Total Class D Interest and Principal Distribution			360,966.67

Spread Account Deposit			21,410,440.57

Total Distributions			117,406,366.51

WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

	# of loans
PORTFOLIO DATA:

Beginning Aggregate Principal Balance		141,375		2,476,194,553.95
Additional Funding		—		—

Less: Principal Payments			(35,854,246.34)
Full Prepayments		(2,485)	(37,319,282.53)
Partial Prepayments		—	—
Liquidations		(530)	(8,887,760.08)

				(82,061,288.95)

Ending Aggregate Principal Balance		138,360		2,394,133,265.00
Ending Outstanding Principal Balance of Notes				2,288,426,601.75

Excess (Current Overcollateralization Amount)				105,706,663.25
Overcollateralization Level				4.42%

Overcollateralization Amount				105,706,663.25

Overcollateralization Distributable Amount				84,994,861.81

OTHER RELATED INFORMATION:

Pre-Funding Account

Beginning Balance			—
Investment earnings on funds in prefund account			—
Less: Amount Withdrawn for subsequent transaction			—
Less: Funds included in Total Available Funds			—

Ending Balance				—

Spread Account:

Beginning Balance			14,000,000.00
Investment earnings on funds in spread account			47,771.38
Less: Funds included in Total Available Funds			(14,047,771.38)
Deposits			21,410,440.57
Excess Spread Amount			(7,410,440.57)

Ending Balance				14,000,000.00

Beginning Initial Deposit			7,000,000.00
Repayments			(7,000,000.00)

Ending Initial Deposit				—

Secondary Spread Account:

Beginning Secondary Spread Account Balance			—
Investment earnings on funds in Secondary Spread Account			—
Secondary Spread Account Withdrawal Amount			—
Deposits			—
Excess Secondary Spread Reductions			—

Ending Secondary Spread Account Balance				—

Servicer Advances:
Beginning Unreimbursed Advances			3,093,680.01
Net Advances			(12,646.98)

				3,081,033.03

Net Charge-Off Data:
Charge-Offs			9,650,743.89
Recoveries			(2,053,394.80)

Net Charge-Offs				7,597,349.09

Delinquencies ( P&I):
30-59 Days		2,126	32,600,623.69
60-89 Days		626	9,431,630.07
90-119 Days		296	4,453,948.90
120 days and over		6	116,150.16

Repossessions		142	1,457,371.73

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		0		—

Cumulative Charge-Off Percentage				0.27%

60+ Day Contract Delinquency Rate
1st Month				0.31%
2nd Month				0.47%
Current Month				0.58%
Average Rate for 3 months				0.45%

WAC				11.6575%
WAM				61.032

WFS FINANCIAL 2005-3 OWNER TRUST
Distribution Date Statement
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	389,000,000.00	39,421,463.56	39,421,463.56	0.00	39,537,957.29

A-2	713,000,000.00	713,000,000.00	45,573,398.25	667,426,601.75	48,015,423.25

A-3A	325,000,000.00	325,000,000.00	0.00	325,000,000.00	1,151,041.67

A-3B	682,000,000.00	682,000,000.00	0.00	682,000,000.00	2,406,323.33

A-4	306,000,000.00	306,000,000.00	0.00	306,000,000.00	1,119,450.00

B	105,000,000.00	105,000,000.00	0.00	105,000,000.00	393,750.00

C	112,000,000.00	112,000,000.00	0.00	112,000,000.00	423,733.33

D	91,000,000.00	91,000,000.00	0.00	91,000,000.00	360,966.67

TOTAL	2,723,000,000.00	2,373,421,463.56	84,994,861.81	2,288,426,601.75	93,408,645.54

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.66838%	116,493.73	0.00	116,493.73	116,493.73	0.00

A-2	4.11000%	2,442,025.00	0.00	2,442,025.00	2,442,025.00	0.00

A-3A	4.25000%	1,151,041.67	0.00	1,151,041.67	1,151,041.67	0.00

A-3B	4.38000%	2,406,323.33	0.00	2,406,323.33	2,406,323.33	0.00

A-4	4.39000%	1,119,450.00	0.00	1,119,450.00	1,119,450.00	0.00

B	4.50000%	393,750.00	0.00	393,750.00	393,750.00	0.00

C	4.54000%	423,733.33	0.00	423,733.33	423,733.33	0.00

D	4.76000%	360,966.67	0.00	360,966.67	360,966.67	0.00

TOTAL		8,413,783.73	0.00	8,413,783.73	8,413,783.73	0.00

Note: The interest rate for class A-3B is LIBOR + 0.01%.
The LIBOR rate for this distribution period is 4.37%.

WFS FINANCIAL 2005-3 OWNER TRUST
Officer’s Certificate
for Collection Period ended December 31, 2005
for Distribution Date of January 17, 2006
Detailed Reporting
                             See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated July 01, 2005.

Lori Bice
Vice President
Director Technical Accounting

Susan Tyner
Senior Vice President
Controller